Exhibit 3.13

BYLAWS

OF

MSP INDUSTRIES CORPORATION

(formerly W-F Industries, Inc.)

I.                                                                SHAREHOLDERS.

Section 1.1                                                                               Place of Meeting. Any and all meetings of the shareholders of this Corporation may be held within or without the state of Michigan, provided that no meeting shall be held at a place other than the corporate office in Michigan except pursuant to bylaw or resolution adopted by the Board of Directors.

Section 1.2                                                                               Annual Meeting of Shareholders. The annual meeting of shareholders shall be held in each year on the last Wednesday of October, if not a legal holiday, and if a legal holiday, on the next succeeding secular day, for the purpose of electing directors and considering and taking action on other corporation matters requiring shareholder action.

Section 1.3                                                                               Special Meetings of Shareholders. Special meetings of shareholders may be called at any time by a majority of the Board of Directors, or by shareholders entitled to vote not less than an aggregate of thirty (30%) percent of the outstanding shares of stock having the right to vote at the special meeting. Upon written instructions setting forth the date and purpose of any special meeting, signed by a majority of the Board of Directors, or by shareholders as above set forth, the Secretary shall send notices of said meeting as hereinafter provided.

Section 1.4                                                                               Notices of Meetings. Not later than ten (10) or more than sixty (60) days prior to the holding of the annual meeting or special meetings, written notice of the time, place and purposes of the meeting shall be served on each shareholder entitled to vote at such meeting either personally or by depositing the same in the United States Mail with postage fully prepaid, plainly addressed to the shareholder at his last address appearing upon the original or duplicate stock ledger of this Corporation. Every such notice, except for the annual meeting, shall state the authority pursuant to which it is issued and shall bear the name of the Secretary.

Section 1.5                                                                               Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders may be waived by attendance at such meeting, in person or by proxy, or by written consent to action taken at such meeting, either before or after such meeting has been held, by shareholders entitled to vote thereat.

Section 1.6                                                                               Proxies. No proxy shall be deemed to be operative unless and until signed and dated by the stockholder or his attorney-in-fact and filed with the Corporation. In the absence of language to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force for a period not longer than eleven (11) months from its date. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

Section 1.7                                                                               Quorum and Voting. Except as otherwise provided by law, a majority of the outstanding shares of stock of this Corporation entitled to vote, present by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the shareholders present or represented at a meeting at which a quorum is present shall be required to take any action. Notwithstanding the foregoing, a meeting of shareholders may be adjourned by a majority of the votes present in person or by proxy, whether or not a quorum is present.

Section 1.8                                                                               Who Entitled to Vote. Except as the articles or any amendment thereto otherwise provide, each shareholder shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of the Class “A” common stock of this Corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in Section 1.9.

Section 1.9                                                                               Record Date for Determination of Shareholders. Twenty (20) days preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, or (d) the date when any change or conversion or exchange of capital stock shall go into effect, is hereby fixed as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record data fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

Section 1.10                                                                        Informal Action by Shareholders. Any action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

II.                                                           BOARD OF DIRECTORS.

Section 2.1                                                                               Management of the Corporation. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors.

Section 2.2                                                                               Number and Qualifications. The entire Board of Directors shall consist of at least one (1) and not more than seven (7) members.

Section 2.3                                                                               Manner of Election. The Directors shall be elected at the annual meeting of shareholders by a majority vote.

Section 2.4                                                                               Term of Office. Except as modified by Section 2.5, the term of office of each director shall be until the next annual meeting of the shareholders and until his successor has been duly elected and qualified.

Section 2.5                                                                               Removal of Directors. At a meeting called for that purpose, any director may be removed with or without cause by a vote of the shareholders holding a majority of the then issued and outstanding shares and who were entitled to vote for the election of the director sought to be removed.

Section 2.6                                                                               Resignation. Any director may resign his office at any time, such resignation to be made in writing, and to take effect only upon acceptance of the resignation by a majority of the entire Board.

Section 2.7                                                                               Vacancies. Vacancies in the Board of Directors shall be filled by the remaining members of the Board and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of shareholders or at any special meeting duly called for that purpose and held prior to the annual meeting.

Section 2.8                                                                               Place of Meetings. The meetings of the Board of Directors may be held at such place, whether in the State of Michigan or elsewhere, as a majority of the directors from time to time shall determine. In the absence of such determination no meeting shall be held except at the principal office of the company.

Section 2.9                                                                               Organization Meeting of the Board. At the place of holding the annual meeting of shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing a Chairman, officers of the Corporation and transacting any other business brought before it, provided, that the organization meeting in any year may be held at a different time and place than that provided herein by consent of a majority of the directors of such new board.

Section 2.10                                                                        Other Meetings of Board, Notice; Waiver. Meetings of the Board of Directors other than that prescribed in Section 2.9, may be called by the Chairman of the Board, the President, or by two directors at any time by written notice of the time, place and purpose thereof mailed to each director not less than four (4) days prior to the date of such meeting provided, however, that such notice may be waived by personal attendance at such meeting or by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

Section 2.11                                                                        Quorum; Action by Unanimous Written Consent. At a meeting of the Board of Directors the presence of one director then in office shall be necessary to constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present constitutes the action of the Board unless a larger vote is required by the Articles of Incorporation, Bylaws or Statute; provided, however, that if all the directors shall severally or collectively consent in writing to any action to be taken or already taken by the Corporation, such action shall be as valid corporation action as though it had been authorized at a meeting of the directors. If a quorum is not present, the directors thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 2.12                                                                        Chairman of the Board; Election; Term of office; Powers. At its organizational meeting, the Board of Directors shall elect one of its members to act as Chairman of the Board. Except as modified by Section 2.5, the Chairman of the Board shall serve until the next annual meeting of shareholders. The Chairman of the Board shall preside at all meetings of directors and discharge the duties of presiding officer. In the event the Board of Directors shall be equally divided respecting the management of the property, business and affairs of the Corporation, or any transaction involved therein, and the subject of such equal division constitutes a proper subject for action by the Board, the Chairman shall have the right to cast an additional vote to resolve such deadlock; provided, however, that the Chairman may not exercise his additional vote if any one of the directors serves notice to the other members of the Board that he intends to seek dissolution of the corporation.

Section 2.13                                                                        Power to Elect Officers. The Board of Directors shall select a president, a vice-president, a secretary and a treasurer, Any two (2) offices or more may be held by one person. No officer need be a member of the Board.

Section 2.14                                                                        Power to Appoint Other Officers and Agents. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the Corporation.

Section 2.15                                                                        Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever in the judgment of the Board the business interests of the Corporation will be served thereby.

Section 2.16                                                                        Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2.17                                                                        Power to Appoint Executive Committee. The Board of Directors shall have power to appoint by resolution an executive committee composed of two or more directors who, to the extent provided in such resolution and to the extent permitted by statute, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the meetings of the Board.

Section 2.18                                                                        Compensation. The compensation of directors, officers and agents shall be fixed by the Board.

III.                                                      OFFICERS.

Section 3.1                                                                               Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, Vice-President, secretary and Treasurer, other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or be appointed in a manner prescribed by the Board. Two or more offices may be held by the same person except one person may not hold the offices of President and Vice President or President and secretary. Officers shall hold office until their successors are chosen, unless they are sooner removed from office as provided in these Bylaws.

Section 3.2                                                                               President. The President shall be the chief executive officer of the Corporation. He shall have general and active business management of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be ex officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

Section 3.3                                                                               Vice-President. The Vice-President shall in the absence or disability of the President, in order of seniority, exercise the powers and perform the duties of the President. He shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3.4                                                                               Secretary. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the executive committee, and shall preserve in books of the Company true minutes of the proceedings of all such meetings. He shall keep at the principal office of the Corporation on records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively become shareholders thereof.

Section 3.5                                                                               Treasurer. The Treasurer shall be the chief financial officer of the Company and shall be responsible for the custody of all corporate funds and securities. He shall keep the Company’s books of account and financial records, including all receipts and disbursements, or cause the same to be kept under his direction. He shall deposit all monies, securities and other valuable effects belonging to the Corporation, or shall cause the same to be deposited under his direction, in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse or cause to be disbursed under his direction, such funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements. He shall render to the President and directors at the regular meetings of the Board, and whenever requested by them an account of the transactions for which he is responsible as Treasurer and an account of the financial condition of the Corporation.

Section 3.6                                                                               Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

IV.                                                       STOCK AND TRANSFERS.

Section 4.1                                                                               Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares signed by the President and by the Secretary or Treasurer. The certificates shall be numbered consecutively and in the order in which they are issued, and shall state upon its face the name of the Corporation, the name of the person to whom the shares represented by each certificate is issued, the par value of each share represented by the certificate and the number, class and series, if any, of shares represented by such certificate. A certificate representing shares shall also set forth on its face or back that the Corporation will furnish to a shareholder on request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued.

Section 4.2                                                                               Transfer of Shares. Shares shall be transferable only on the books of the corporation by the person named in the certificates, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

Section 4.3                                                                               Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this Corporation.

Section 4.4                                                                               Subscriptions to Shares. Subscription for shares shall be paid in full at such time, or in such installments and at such time, as shall be determined by the Board of Directors. In case of default in payment of an installment or call or other amount due under a subscription agreement, the Board of Directors may rescind the subscription agreement and retain all previous payments thereon for use by the corporation in the manner prescribed by statute.

V.                                                            DIVIDENDS AND RESERVES.

Section 5.1                                                                               Declaration of Dividends, Source of Dividends. The Board of Directors shall have power and authority to declare and pay dividends or make other distributions in cash, in obligations of the Corporation its bonds or property, including the shares or bonds of other corporations, on its outstanding shares. Dividends and other distributions may be made out of surplus only.

Section 5.2                                                                               Stock Dividends. The Board of Directors shall have power and authority to declare stock dividends on shares of the Corporation in the manner provided by statute.

Section 5.3                                                                               Judgment of Directors as to Surplus. In determining what is surplus, the judgment of the Board of Directors shall be conclusive unless it shall be shown that the Directors acted in bad faith or were grossly negligent.

Section 5.4                                                                               Reserves. The Board of Directors shall have power and authority to set apart out of any funds available for dividends such reserve or reserves as the Board in its discretion shall approve for any proper purpose; and the Board shall have power and authority to abolish any reserve created by the Board.

VI.                                                       EXECUTION OF INSTRUMENTS.

Section 6.1                                                                               Signing of Checks and Notes. All checks, notes, drafts and orders for payment of money shall be signed in the name of the Corporation by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

Section 6.2                                                                               Execution of Written Instruments. Contracts, deeds, documents and instruments shall be executed by the Chairman of the Board, President or the Vice-President and attested by the Secretary or Treasurer unless the Board of Directors shall in a particular situation designate another procedure.

VII.                                                  AMENDMENT OF BYLAWS

Section 7.1                                                                               How Effected. These Bylaws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote